UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 11, 2014
CSP Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	000-10843 (Commission File Number)	04-2441294 (IRS Employer Identification Number)
43 Manning Road Billerica, Massachusetts 01821 (Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (978) 663-7598
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(b)    At the Company’s 2014 Annual Meeting on February 11, 2014, of the 3,573,751 shares outstanding and entitled to vote, 3,069,084 shares were represented, constituting a quorum.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as certified by the Inspector of Elections for the Meeting, are as follows:

Item No. 1:   Election of five directors to serve until the Company’s 2015 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominee	For	Withhold
Victor Dellovo	1,247,895	71,182
Charles Blackmon	1,242,345	76,732
Robert Bunnett	1,242,395	76,682
C. Shelton James	1,235,774	83,303
Marilyn T. Smith	1,242,095	76,982

Item No. 2:   Vote to approve the Company's 2014 Employee Stock Purchase Plan, covering up to 250,000 shares of common stock, which was adopted by the Board of Directors on December 27, 2013.

For	Against	Abstain
1,278,585	33,737	6,755

Item No. 3:   Advisory vote to approve the compensation paid to the Company’s named executive officers, voted as follows:

For	Against	Abstain
553,442	753,536	12,099

Item No. 4:	Ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for fiscal 2014, voted as follows:

For	Against	Abstain
3,019,545	40,197	9,342

Not later than 150 days after the date of the Annual Meeting, and in no event less than 60 days prior to the deadline for submission of shareholder proposals under Rule 14a-8 as disclosed in our most recent proxy statement, we will disclose, by amendment to this Form 8-K, the Company’s decision in light of the vote on Item 3 as to how frequently the Company will include a shareholder vote on the compensation of executives in our proxy materials until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP Inc.

By:   /s/ Gary W. Levine
Name:   Gary W. Levine
Title:     Secretary

Dated: February 14, 2014